SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a6(e)(2)
|X|  Definitive Proxy Statement
| |  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   JOULE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   -----------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

5)   Total fee paid:

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|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________

    2) Form, Schedule or Registration No.:______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

                                   JOULE INC.
                             1245 U.S. Route 1 South
                            Edison, New Jersey 08837

                               ------------------

                    Notice of Annual Meeting of Stockholders

                           To be held February 3, 1999

                               ------------------

     The Annual Meeting of Stockholders of Joule Inc. will be held on Wednesday, February 3, 1999 at 10:30 a.m., at The Pines Manor, Route 27, Edison, New Jersey, for the following purposes:

     1.   To elect six directors; and

     2. To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on December 11, 1998 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

     A copy of the Company's 1998 Annual Report is enclosed.

          STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.


January 6, 1999                         By Order of the Board of Directors



                                        Bernard G. Clarkin
                                        Secretary

                                   JOULE INC.
                             1245 U.S. Route 1 South
                            Edison, New Jersey 08837

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Joule Inc. of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on February 3, 1999, and at all adjournments thereof. The solicitation will begin on or about January 6, 1999.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified with respect to any matter to be acted upon, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted for the election of six directors, unless authority to do so is withheld with respect to one or more of the nominees. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Votes that are withheld and broker non-votes will be excluded entirely from the calculation and will have no effect on the outcome of the election of directors. In addition, the proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting. A stockholder may revoke a proxy at any time prior to the voting thereof.

     There were outstanding as of the close of business on December 11, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 3,670,000 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote on each matter brought before the meeting.

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                         OF THE OUTSTANDING COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of Common Stock by each person known to management of the Company to own beneficially 5% or more of the issued and outstanding Common Stock as of December 11, 1998:


                                    Beneficial Ownership (a)
                                -------------------------------
                                 Number of
Name (b)                          Shares              Percent
---------------------           -------------        ----------
Emanuel N. Logothetis           1,177,722 (c)          32.1%
Helen Logothetis                1,177,722 (d)          32.1
Nick M. Logothetis                506,722              13.8
Steven Logothetis                 476,622              13.0
Julie Logothetis                  496,348              13.5

----------
(a) Asused in this Proxy Statement, "beneficial ownership" means the sole or shared power to direct the voting and/or disposition of shares of Common Stock.

(b) Emanuel N. Logothetis is the husband of Helen Logothetis. They are the parents of Nick M. Logothetis, Steven Logothetis and Julie Logothetis. The address of the members of the Logothetis family is 1245 U.S. Route 1 South, Edison, New Jersey 08837.

(c) Consists of 807,100 shares of Common Stock as to which Mr. Logothetis has sole voting and disposition power and the 370,622 shares referred to in (d) below that are beneficially owned solely by Helen Logothetis, as to which shares he disclaims beneficial ownership.

(d) Consists of 370,622 shares of Common Stock as to which Mrs. Logothetis has sole voting and disposition power and the 807,100 shares referred to in (c) above that are beneficially owned solely by Emanuel N. Logothetis, as to which shares she disclaims beneficial ownership.


                                     --1--

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information, as of December 11, 1998, with respect to the ownership of shares of Common Stock by (i) the current directors of the Company, (ii) the Named Executives referred to under
"Compensation of Executive Officers--Certain Transactions," and (iii) all directors and executive officers of the Company as a group:


                                             Number of Shares of
                                          Common Stock and Percent of
     Name                                 Class Beneficially Owned (a)
     ----                                 ---------------------------
Richard Barnitt                                         --
Bernard G. Clarkin                                   4,000
Paul DeBacco                                         5,000
Stephen Demanovich                                   5,000
Robert W. Howard                                     6,000
Emanuel N. Logothetis                            1,177,722 (32.1%)
Nick M. Logothetis                                 506,722 (13.8%)
Steven Logothetis                                  476,622 (13.0%)
Anthony Trotter                                     10,000
John G. Wellman, Jr.                                    --

Directors and Executive
Officers as a group (11 persons)                 2,192,116    (58.0%)

----------
(a) Except for the 370,622 shares of Common Stock owned by his wife and attributed to Emanuel N. Logothetis, as more fully set forth under "Beneficial Ownership Of More Than 5% Of The Outstanding Common Stock," such person has sole voting and disposition power with respect to the shares shown in this column. Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares.

                  ELECTION OF DIRECTORS--DIRECTOR COMPENSATION

     Six directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below are currently members of the Board of Directors. The nominees for directors have consented to serve if elected, and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors.

  The following information respecting the nominees has been furnished by them.

                                        Principal Occupation                          Director
    Name                    Age            or Employment                               Since
    ----                    ---            -------------                               -----
Richard Barnitt             60       Financial Consultant(a)                           1996
Paul DeBacco                69       President, Michael Christopher Group, Inc.        1986
                                     consultants to management(b)
Robert W. Howard            56       Chairman, Reisen Lumber Industries, Inc.(c)       1988
Emanuel N. Logothetis       68       Chairman of the Board, President and              1965
                                     Chief Executive Officer of the Company(d)
Nick M. Logothetis          46       President, Chartwell Consulting Group             1980
Steven Logothetis           44       Attorney(e)                                       1981

----------
(a) Mr. Barnitt has served as a financial consultant to various companies, including the Company (since 1989), since his retirement in 1988 from Kidde Inc., where he had been employed since 1963, most recently as Senior Vice President and Chief Financial Officer.

(b) Mr. DeBacco was employed by Hallmark Cards, Inc. from 1965 until his retirement in 1985, most recently as Vice President of Human Resources.

(c) Mr. Howard served as Executive Vice President of Reisen Lumber and Millwork Company from 1981 to April 1986 when he was made President of Reisen Lumber Industries. He was named Chairman of the Board of Reisen in 1995.

(d) Emanuel N. Logothetis founded the Company in 1965 and was President and Chief Executive Officer until August 10, 1987, when he was elected Chairman of the Board. He was re-elected President on August 3, 1988.

(e) Steven Logothetis is an attorney and investor. He was president of Pentacle Corporation ("Pentacle") until November 1993. Pentacle is owned by members of the Logothetis family and is engaged in certain real estate operations.


                                     -- 2 --

     The Board of Directors held four meetings during the 1998 fiscal year. Directors who are not employees of the Company receive directors' fees of $500 for each day that they attend meetings of the Board or a committee thereof and are reimbursed for their out-of-pocket expenses incurred in connection with their activities as directors. Also, such directors receive a monthly retainer of $400. During fiscal 1998, Richard Barnitt received fees of $12,000 for his services as a financial consultant to the Company. Paul DeBacco received fees of $20,000 for human resource consulting services to the Company in fiscal 1998. Mr. Barnitt and Mr. DeBacco are continuing to provide consulting services to the Company in fiscal 1999.

     The Board of Directors has designated from among its members an Audit Committee which reviews with the Company's independent accountants the scope of the annual audit and the result of such audit as well as the Company's financial and accounting practices and controls. The Audit Committee, which consisted of Robert W. Howard and Richard Barnitt, met with the Company's independent accountants two times during fiscal 1998. Paul DeBacco and Nick M. Logothetis served on the Compensation Committee that reviews executive compensation on an annual basis. The Compensation Committee met one time during fiscal 1998. The Board of Directors has not designated a nominating committee or other committee performing a similar function.

            COMPENSATION OF EXECUTIVE OFFICERS--CERTAIN TRANSACTIONS

Executive Compensation

     Set forth below is certain summary information with respect to the compensation of the Company's Chief Executive Officer and each other executive officer whose salary and bonus for the fiscal year ended September 30, 1998 exceeded $100,000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                             Compensation
                                                                                Awards
                                                                             -----------
                                                                              Shares of
                                                    Annual Compensation      Common Stock        All Other
              Name and                            -----------------------     Underlying       Compensation
         Principal Position                Year   Salary ($)    Bonus ($)     Options (#)          ($)(1)
         ------------------                ----   ----------    ---------     -----------         -------
Emanuel N. Logothetis                      1998     $129,160     $121,300            --           $    --
Chairman of the Board, President,          1997      129,160      100,000            --                --
and Chief Executive Officer                1996      129,160           --            --                --

John G. Wellman                            1998      102,309           --       100,000            15,327
Executive Vice President,
and Chief Operating Officer (2)

Bernard G. Clarkin                         1998      100,000       20,000         5,000             1,875
Vice President and                         1997       80,000       20,000            --             1,169
Chief Financial Officer (3)                1996       80,000        8,626            --             1,329

Stephen Demanovich                         1998      100,000       25,740         5,000             1,886
Vice President (4)                         1997       75,000       28,150            --             1,543

Anthony W. Trotter                         1998      125,000       35,000            --                --
Vice President (5)

----------
(1) Represents the Company's matching of voluntary contributions by such person under its 401-k Plan. In addition, in the case of Mr. Wellman, the amount includes $13,758 that the Company paid to him to cover moving and other expenses related to his acceptance of employment with the Company and relocation to New Jersey.

(2) Mr. Wellman joined the Company as Executive Vice President and Chief Operating Officer in March 1998. His annual salary is $200,000. The agreement entered into at the time of Mr. Wellman's employment provides for a payment to him of $100,000 if his employment is terminated for any reason other than fraud or willful misconduct or conviction of a felony during the first year of his employment. Mr. Wellman would be entitled to an additional $100,000 if such termination follows a change of ownership of the Company.

(3) In the event Mr. Clarkin's employment is actually or constructively terminated following an acquisition, merger or change in control of the Company, he would be entitled to receive two years' compensation and his unvested options would automatically vest.

(4)  Mr. Demanovich was elected a Vice President in May 1997.

(5)  Mr. Trotter was elected a Vice President in February 1998.


                                     -- 3 --

Stock Options

     The following table contains information covering the option granted to Named Executives during the fiscal year ended September 30, 1998 pursuant to the Company's 1991 Stock Option Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                               Number of         Percent of
                               Shares of        Total Options
                             Common Stock        Granted to
                              Underlying        Employees in    Exercise                         Grant Date
                            Options Granted        Fiscal         Price        Expiration       Present Value
       Name                       (#)               1998         ($/Sh)           Date             ($)(3)
       ----                 ---------------     -------------    ------        ----------       -------------
John G. Wellman              100,000 (1)            91.0%         $5.38       March 1, 2008       $285,000
Bernard G. Clarkin             5,000 (2)             4.5%          4.00       July 1, 2008          8,200
Stephen Demanovich             5,000 (2)             4.5%          4.00       July 1, 2008          8,200

----------
(1) Such option was granted at 100% of fair market value on the date of grant and becomes exercisable as to 20% of the shares covered thereby on each of the first five anniversary dates of the date of grant.

(2) Such options were granted at 100% of fair market value on the date of grant and become exercisable as to 50% of the shares covered thereby on each of the first two anniversary dates of the date of grant.

(3) The Grant Date Present Value has been calculated using the Black-Scholes option pricing model and assumes a risk-free rate of return of 7.5%, an option term of ten years, a dividend yield of 0% and a stock volatility of 50%. No adjustment was made for nontransferability or forfeitures. Such assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. Such information, which is presented in accordance with the requirements of the Securities and Exchange Commission, is not necessarily indicative of the actual value that such options will have to the Named Executive, which will be dependent upon market prices for the Common Stock.

     The following table sets forth information with respect to unexercised options held by the Named Executives at September 30, 1998.


                         FISCAL YEAR END OPTIONS VALUES

                                     Number of Shares of
                                        Common Stock             Value of Unexercised
                                         Underlying                  In-the-Money
                                   Unexercised Options at             Options at
                                   September 30, 1998 (#)     September 30, 1998 ($) (1)
                                   ----------------------     --------------------------
                                        Exercisable/                 Exercisable/
          Name                          Unexercisable                Unexercisable
          ----                          -------------                -------------
Bernard G. Clarkin                       4,000/5,000                   $1,500/0

Stephen Demanovich                       5,000/5,000                      0/0

Anthony W. Trotter                      10,000/90,000                     0/0

John G. Wellman, Jr.                      0/100,000                       0/0

----------
(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock on the American Stock Exchange for September 30, 1998.


                                     -- 4 --

Report of the Compensation Committee

     The Joule Compensation Committee administers the compensation program for the senior management group. Included in this group are the Chief Executive Officer, the Executive Vice President and Chief Operating Officer, other corporate officers and selected key managers. The committee is composed of directors who are not employees of the Company.

     The annual salary of the Chief Executive Officer has been $129,160 for each of the last three years. The Chief Executive Officer is not eligible to receive options under the terms of the Company's stock option plan. In determining whether changes in the compensation level of the Chief Executive Officer would be appropriate, the Compensation Committee considers the overall performance of the Company for the prior year. Specific performance criteria have not been established in this regard. In 1998, bonus payments of $121,300 were made to the Chief Executive Officer.

     Salary levels for the other members of the senior management group have been established and are based on external salary information obtained through personal contact. The information gathered is evaluated by the Compensation Committee in light of the current responsibilities of the individuals involved and serves as the basis for salary change recommendations. The determination of whether an individual will receive a bonus is based on a subjective evaluation of the individual's performance on the job as well as unit and overall corporate performance. Any compensation change made to members of the senior management group will have the approval of the Committee and the Chief Executive Officer.

                                             Compensation Committee
                                               Paul DeBacco
                                               Nick M. Logothetis

Compensation Committee Interlocks and Insider Participation

     Nick M. Logothetis, a member of the Compensation Committee, served as President of the Company from August 1987 to August 1988. Prior thereto, he was Executive Vice President of the Company from March 1980.


                                     -- 5 --

Performance Graph

     Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the American Stock Exchange Market Index and a Peer Group Index comprised of companies engaged in the help supply services business. The graph assumes $100 invested on October 1, 1993 in the Company and each of the indices.

            COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG JOULE INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]


                      ASSUMES $100 INVESTED ON OCT. 1, 1993
                           ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING SEPT. 30, 1998

                                           Fiscal Year Ending
-----------------------------------------------------------------------------------
Company/Index/Market   9/30/93    9/30/94   9/29/95   9/30/96   9/30/97   9/30/98
-----------------------------------------------------------------------------------
Joule Inc.              100.00      88.24    208.82    252.94    247.06    141.18
Peer Group Index        100.00     129.22    149.93    194.07    245.60    181.25
AMEX Market Index       100.00     101.92    122.80    127.81    155.42    135.76


                                     -- 6 --

Certain Transactions

     During the fiscal year ended September 30, 1998, the Company leased three properties used in its operations from Emanuel N. Logothetis. Emanuel N. Logothetis is Chairman of the Board, President and Chief Executive Officer of the Company. In the opinion of management, the terms of such leases, which provided for an aggregate annual rent of $50,000, plus applicable real estate taxes, for fiscal 1998 and are continuing at the same rate in fiscal 1999, were when made and are fair to the Company and not less favorable than would have been and are available from unaffiliated parties.

     In August 1997, the Company entered into a three-year lease with the purchaser of property formerly owned by Pentacle. The annual rental for such property is $133,000. A portion of such property, which had previously been leased by the Company from Pentacle for $12,000 per year, continues to be used by the Company. The Company has subleased the remainder of the property to Kahle Engineering Corp., a manufacturing company that is wholly owned by the Logothetis family, for approximately $120,000 per year.

     The Company provided temporary office services to Symphony Suites, a company owned by Nick M. Logothetis. Billing rates are comparable to those used for other customers; amounts charged during fiscal 1998 were $260,000 and $33,000 was outstanding at September 30, 1998. The highest amount outstanding during fiscal 1998 was $44,000.

     The Company's Board of Directors has approved the transactions outlined above. Any substantial change in the terms of any such transactions and any additional transactions with affiliates of the Company will be submitted to the Board for approval.


                                    -- 7 --

                                  MISCELLANEOUS


Relationship with Independent Accountants

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending September 30, 1999. Arthur Andersen LLP has acted in this capacity since 1994. Arthur Andersen LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. A representative of Arthur Andersen LLP is expected to be at the meeting.

Other Action

     The management has at this time no knowledge of any matters to be brought before the Annual Meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

Stockholder Proposals

     Any proposal that a stockholder desires to present to the 2000 Annual Meeting must be received by the Company at the above address on or prior to September 8, 1999 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

Expenses of Solicitation

  The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record for such persons and seeking instructions with respect thereto.

                                        By Order of the Board of Directors

                                        Bernard G. Clarkin
                                        Secretary



--------------------------------------------------------------------------------
                                 10-K REPORT

     Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, but without exhibits, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 1998. Copies of the exhibits will be furnished at the Company's cost for the reproduction, postage and handling thereof. Letters requesting the Form 10-K should be addressed to the Secretary, Joule Inc., 1245 U.S. Route 1 South, Edison, New Jersey 08837.
--------------------------------------------------------------------------------

                                     -- 8 --

                                   JOULE INC.
                            1245 U.S. Route 1 South
                            Edison, New Jersey 08837

                                                         JOULE INC.
                                         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -
                                        FEBRUARY 3, 1999 This Proxy is Solicited on
                                              Behalf of the Board of Directors
                                                                                    |_| I plan to attend the meeting.

1.   Election of Directors.    |_| FOR all nominees                             |_| WITHHOLD AUTHORITY
                                   (except as indicated to the contrary)            to vote for all nominees.

                               Nominees:  Richard Barnitt, Paul DeBacco, Robert W. Howard, Emanuel N. Logothetis,
                                          Nick M. Logothetis and Steven Logothetis.

                               (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


                               --------------------------------------------------------------------------------------------

2.   In their  discretion,  the Proxies are  authorized  to vote upon such other  business as may properly  come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED STOCKHOLDER. IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                                                (Continued on reverse side)


                                   JOULE INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 3, 1999

     The undersigned hereby appoints Emanuel N. Logothetis and Bernard G. Clarkin, and each of them, Proxies, with full power of substitution in each, to represent and to vote, as designated, all shares of Common Stock of Joule Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 3, 1999, and at all adjournments thereof, upon and in respect of the matters set forth on the reverse side hereof.

                                   Dated:_________________________________, 1999


                                   _____________________________________________
                                                     Signature


                                   _____________________________________________
                                              Signature if held jointly

                                   Please sign exactly as name appears to the left. When shares are held jointly, each stockholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, you should so indicate. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.